Exhibit 99.1

Contact:

Shelley Boxer, V.P. Finance

MSC Industrial Direct Co., Inc.

(516) 812-1216

Investor Relations: Eric Boyriven/Lindsay Hatton
Press: Scot Hoffman

Financial Dynamics

(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. REPORTS
FISCAL 2004 FIRST QUARTER RESULTS
- - Revenue Increase of 5.7% Drives Net Income Increase of 32% - -
- - Operating Margins Reach 12% of Sales - -

Melville, NY, January 8, 2004 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC,” one of the premier distributors of MRO supplies to industrial customers throughout the United States, today reported financial results for the first fiscal quarter ended November 29, 2003.

Net sales increased 5.7% to $222.8 million in the first quarter of fiscal 2004 from $210.7 million in the first quarter of fiscal 2003.  Net income for the first quarter of fiscal 2004 rose to $16.5 million, or $0.24 per diluted share, an increase of 32.0% over net income of $12.5 million, or $0.19 per diluted share, in the year-ago period.

In the first quarter of fiscal 2004, the Company continued to improve on its strong financial position.  Free cash flow for the first quarter of fiscal 2004 was $11.7 million, ahead of internal expectations (See Note 1).  As of November 30, 2003, the Company’s cash and investments in marketable debt securities totaled $133.8 million, and its long-term debt was $1.1 million.

“Fiscal 2004 began where fiscal 2003 left off, with strong operational and financial performance,” stated Mitchell Jacobson, Chairman & Chief Executive Officer.  “Operationally, our commitment to maintaining superior customer service and leveraging our position as a market leader allowed us to continue to take share and grow.  The result was continued exceptional financial performance.  The quarter once again proved the leverage inherent in our business model, as a 6% increase in sales combined with strong gross margins resulted in a 32.0% increase in operating income, while operating margins increased to 12.1% of sales versus 9.7% a year ago.  We are very pleased with these results, which point to the continued solid execution of our operating strategy.”

“Our business continues to fire on all cylinders,” added David Sandler, President & Chief Operating Officer.  “During the quarter, we saw sales from our manufacturing customers increase for the first time since the second quarter of fiscal 2003.  We are encouraged by this growth, and have also seen other signs that this market is beginning to firm. I’m also pleased with the results of our diversification program, as we had continued strong sales growth from the non-manufacturing sector. ”

Mr. Jacobson concluded, “Over the past few years, MSC has invested to ensure that we have the systems and capabilities necessary to enhance our position in the marketplace.  Now, with the initial signs of an improvement in the manufacturing sector and the ongoing success of our strategy and business model, we are well positioned to leverage these state-of-the art, scalable systems as we work to gain additional market share and drive revenue growth against an improving economic backdrop.  Therefore, for the second quarter of fiscal 2004, we currently expect revenues of between $227 million and $233 million, and diluted earnings per share of between $0.24 and $0.26.”

The Company also announced that David Sandler, President and Chief Operating Officer, would be seeking medical advice to address diminished hearing in his left ear; the condition is caused by a benign growth, or acoustic neuroma, pressing on the acoustic nerve, and is treatable with surgery or radiation therapy.  If surgery is elected, the Company anticipates that Mr. Sandler would return to work full-time shortly following the procedure.

Mr. Sandler stated “While I’m still seeking medical advice and considering my options to treat this condition, I’m confident that our strong and deep management team will be driving our established business goals and initiatives to take MSC to the next level, and any decision I make will be coordinated with the rest of our management team to ensure that my short absence is seamless to the business.”

The management of MSC will host a conference call today at 11:00 a.m. Eastern Time to review the first quarter of fiscal 2004 results and to comment on current operations.  The call may be accessed via the Internet at: http://www.mscdirect.com

Note 1 - Free cash flow is defined as net cash provided by operating activities less expenditures for property, plant and equipment.  Net cash flow provided by operating activities was $13.9 million and expenditures for property, plant and equipment were $2.2 million.  Management considers free cash flow to be an important indicator of the Company’s financial strength and the ability to generate liquidity because it reflects cash generated from operations that can be used for strategic initiatives, dividends, and repurchases of the Company’s stock.

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States.  MSC distributes more than 500,000 industrial products from more than 2,500 suppliers to more than 345,000 customers.  In-stock availability exceeds 99% and standard ground delivery is next day to 80% of the industrial United States.  MSC reaches its customers through a combination of more than 30 million direct-mail catalogs and CD-ROMs, 89 branch sales offices, more than 400 sales people, the Internet and associations with some of the world’s most prominent B2B e-commerce portals.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities exchange Act of 1934, as amended.  Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material.  Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, changing market conditions, competitive and regulatory matters, general economic conditions in the markets in which the Company operates, risk of cancellation or rescheduling of orders, work stoppages at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, availability of suitable acquisition opportunities, and various other risk factors listed from time to time in the Company’s SEC reports.

(Tables Follow)

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Balance Sheets

(In thousands)

	November 29, 2003	August 30, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$62,654	$114,294
Available-for-sale securities	2,961	—
Accounts receivable, net of allowance for doubtful accounts	104,128	93,598
Inventories	201,438	201,602
Prepaid expenses and other current assets	11,741	12,039
Deferred income taxes	10,771	11,051
Total current assets	393,693	432,584

Available-for-sale securities	68,200	—
Property, Plant and Equipment, net	105,998	106,935
Goodwill	63,202	63,202
Other assets	13,215	16,249
Total Assets	$644,308	$618,970

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$34,352	$30,069
Accrued liabilities	44,663	48,406
Current portion of long-term notes payable	149	169
Total current liabilities	79,164	78,644
Long-term notes payable	1,097	1,132
Deferred income tax liabilities	28,864	28,839
Total liabilities	109,125	108,615
Shareholders’ Equity:
Class A common stock	39	39
Class B common stock	32	32
Additional paid-in capital	273,271	261,849
Retained earnings	344,676	331,568
Treasury stock, at cost	(82,835)	(83,133)
Total shareholders’ equity	535,183	510,355
Total Liabilities and Shareholders’ Equity	$644,308	$618,970

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Income

 (In thousands, except per share data)

	First Quarter Ended
	November 29, 2003	November 30, 2002
Net sales	$222,761	$210,692

Cost of goods sold	122,501	116,175

Gross profit	100,260	94,517

Operating expenses	73,369	74,147

Income from operations	26,891	20,370

Other Income/(Expense):

Interest income, net	292	249

Other (expense) income, net	50	10

Total other income	342	259

Income before provision for income taxes	27,233	20,629

Provision for income taxes	10,757	8,148

Net income	$16,476	$12,481

Per Share Information:
Net income per common share:

Basic	$0.25	$0.19

Diluted	$0.24	$0.19

Weighted average shares used in computing net income per common share
Basic	66,004	66,513

Diluted	68,350	66,953

MSC INDUSTRIAL DIRECT CO., INC.

Consolidated Statements of Cash Flows

(In thousands)

	For The Fiscal Quarters Ended
	November 29, 2003	November 30, 2002

Cash Flows from Operating Activities:

Net income	$16,476	$12,481
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization expense	3,157	3,833
Provision for doubtful accounts	549	542
Stock option income tax benefit	474	355
Deferred income taxes	305	1,203

Changes in operating assets and liabilities:

Accounts receivable	(11,079)	(5,202)
Inventories	164	(8,004)
Prepaid expenses and other current assets	298	(1,947)
Other assets	3,034	3,059
Accounts payable and accrued liabilities	540	3,739

Total adjustments	(2,558)	(2,422)

Net cash provided by operating activities	13,918	10,059

Cash Flows from Investing Activities:

Purchase of available-for-sale securities	(71,161)	—
Purchases of property, plant and equipment	(2,220)	(2,274)

Net cash used in investing activities	(73,381)	(2,274)

Cash Flows from Financing Activities:

Purchases of treasury stock	—	(2,958)
Payment of cash dividend	(3,325)	—
Proceeds from associate stock purchase plan	255	268
Proceeds from exercise of common stock options	10,948	142
Repayments of notes payable	(55)	(48)

Net cash provided by (used) in financing activities	7,823	(2,596)

Net (decrease) increase in cash and cash equivalents	(51,640)	5,189

Cash and cash equivalents – beginning of period	114,294	59,978

Cash and cash equivalents – end of period	$62,654	$65,167

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$9	$11

Cash paid for income taxes	$2,408	$1,428

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